EXHIBIT 10.8

NON-QUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT, dated {{Date}} is made by and between Golden Telecom, Inc., a Delaware corporation (“Company”) and {{Name}} {{Family_Name}}, an employee of the Company or a Subsidiary of the Company (“Optionee”):

          WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Common Stock; and

          WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

          WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

          Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

Section 1.1.       - Change in Control

          “Change in Control” shall mean:

          (a) the dissolution or liquidation of the Company and its Subsidiaries,

          (b) a merger, consolidation or reorganization of the Company and its Subsidiaries with one or more other corporations (other than a parent, Subsidiary, or Affiliate of the Company) in which the Company is not the surviving corporation,

          (c) a sale of all or substantially all of the assets of the Company to another corporation (other than a parent, Subsidiary or Affiliate of the Company), or

          (d) any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity (other than a parent, Subsidiary or Affiliate of the Company) owning more than 50% of the combined voting power of all classes of stock of the Company.

Section 1.2       - Option

“Option” shall mean the non-qualified option to purchase Common Stock of the Company granted under this Agreement.

Section 1.3       - Plan

          “Plan” shall mean The 1999 Equity Participation Plan of Golden Telecom, Inc.

Section 1.4       - Secretary

          “Secretary” shall mean the Secretary of the Company or such person’s designee.

Section 1.5       - Termination of Employment

          “Termination of Employment” shall mean the time when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of the Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Agreement or of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate the Optionee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE II.

GRANT OF OPTION

Section 2.1.       - Grant of Option

          In consideration of the Optionee’s agreement to remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of {{Stock_wording}} thousand ({{number_of_Stock_Options}}) shares of its $.01 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2.       - Purchase Price

          The purchase price of the shares of stock covered by the Option shall be {{Stock_price}} per share without commission or other charge.

     Section 2.3. - Adjustments in Option

          The Committee shall make adjustments with respect to the Option in accordance with the provisions of Section 9.3 of the Plan.

ARTICLE III.

PERIOD OF EXERCISABILITY

Section 3.1.       — Commencement of Exercisability

          (a) Subject to subsections (b) and (c) and Section 5.6, one-third of each Option shall vest and become exercisable on the first anniversary of the date of the Option grant, and 1/36 of each Option shall vest and become exercisable on each monthly anniversary of the date of grant thereafter, subject to the Optionee’s continuous employment.

          (b) No portion of the Option, which is unexercisable at Termination of Employment, shall thereafter become exercisable.

          (c) Notwithstanding the provisions of Section 3.1(a) and in accordance with Sections 9.3(b)(vii) and 9.3(b)(iii) of the Plan, the Option shall vest in full and become exercisable upon a Change of Control until expiration of the Option in accordance with Section 3.3 hereof.

Section 3.2.       - Duration of Exercisability

          The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

     Section 3.3.       - Expiration of Option

          The Option may not be exercised to any extent by anyone after the first to occur of the following events:

          (a) The expiration of ten years from the date the Option was granted; or

          (b) The expiration of eighteen months from the date of the Optionee’s Termination of Employment other than by reason of Optionee’s disability or death, unless the Optionee dies within such period, or by reason of Optionee’s Termination of Employment for cause; or

          (c) The expiration of one year from the date of the Optionee’s Termination of Employment by reason of Optionee’s disability; or

          (d) The expiration of one year from the date of the Optionee’s death; or

          (e) The expiration of three months from the date of the Optionee’s Termination of Employment for Cause.

ARTICLE IV.

EXERCISE OF OPTION

Section 4.1.       - Person Eligible to Exercise

          During the lifetime of the Optionee, only Optionee (or Optionee’s transferee pursuant to Section 5.2(b)) may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2.       - Partial Exercise

          Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than 10 shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3.       - Manner of Exercise

          The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

          (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion; and

          (b) Full payment for the shares with respect to which the Option, or portion thereof, is exercised:

            (i) in cash or cash equivalents;

            (ii) through the delivery of shares of Common Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;

            (iii) by delivering a written direction to the Company that the Option be exercised pursuant to a “cashless” exercise/sale procedure through a licensed broker acceptable to the Company whereby the stock certificate or certificates for the shares for which the Option is exercised will be delivered to such broker as the agent for the person exercising the Option and the broker will deliver to the Company cash (or cash equivalents acceptable to the Company) equal to the option price for the Shares purchased pursuant to the exercise of the Option, plus the amount (if any) of Federal and other taxes that the Company may, in its judgment, be required to withhold with respect to the exercise of the Option; or

            (iv) by a combination of the methods described in (i), (ii) and (iii).

          (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for such person’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

          (d) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4.       - Tax Withholding

          No later than the date as of which an amount first becomes includable in the gross income of the Optionee for applicable income tax purposes with respect to any Option, the Optionee shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local (or applicable foreign) taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Common Stock (held with no restrictions), including Common Stock that is part of the Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements and the Company shall to the extent permitted by law have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

Section 4.5.       - Conditions to Issuance of Stock Certificates

          The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local (or applicable foreign) tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.6.       - Rights as Shareholder

          The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V.

OTHER PROVISIONS

Section 5.1.       - Administration

          The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 5.2.       - Option Not Transferable

          (a) Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

          (b) Notwithstanding the foregoing, the Administrator, in its sole discretion, may permit Optionee upon Optionee’s written request to transfer the Option to a member of the Optionee’s immediate family, as defined in Rule 16a-1 under the Exchange Act, or to a trust for the exclusive benefit of, or any other entity owned solely by, such members, provided that, such transfer must be in writing, by gift, and without the receipt of any consideration and provided further, that an Option that has been so transferred shall continue to be subject to all of the terms and conditions of this Agreement as applicable to the original Optionee, and the transferee shall execute any and all such documents requested by the Administrator in connection with the transfer, including without limitation such documents needed to evidence the transfer and to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws.

Section 5.3.       - Shares to Be Reserved

          The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4.       - Notices

          Any notice to be given under the terms of this Award Agreement will be deemed provided and delivered to the intended recipient when (i) delivered in person by hand; or (ii) three days after being sent via U.S. certified mail, return receipt requested; or (iii) the day after being sent via overnight courier, in each case provided such notice is properly addressed to the following address and enclosed in a properly sealed envelope or wrapper, and with all postage and similar fees having been paid in advance:

If to the Company:	Golden Telecom, Inc. Attn: Director, Human Resources 2831 29th Street, Washington, D.C. 20008 USA

          And if to the Optionee: To the address given beneath Optionee’s signature hereto.

          By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of representative’s status and address by written notice under this Section 5.4.

Section 5.5.       - Titles

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6.       - Shareholder Approval

          The Plan will be submitted for approval by the Company’s shareholders within twelve (12) months after the date the Plan was initially adopted by the Board. This Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the shareholders, and if such approval has not been obtained by the end of said twelve-month period, this Option shall thereupon be cancelled and become null and void.

Section 5.7.       - Construction

          This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

Section 5.8.       - Conformity to Securities Laws

          The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.9.       - Amendments

          This Agreement and the Plan may be amended without the consent of the Optionee provided that such amendment would not impair any rights of the Optionee under this Agreement. No amendment of this Agreement shall, without the consent of the Optionee, impair any rights of the Optionee under this Agreement.

     (signature page follows)

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

GOLDEN TELECOM, INC.

By

Name: Title:

By:

Name: Title:

OPTIONEE

(signature)

{{Name}}{{Family_Name}} Address: {{Permanent_address}}

Office Address: {{Office_address}},{{Current_Office_Location}} Office Telephone Number {{Phone_Code}}{{Office_Phone_}}

Optionee’s Taxpayer Identification Number: